Exhibit 99

Viad Corp Acquires Denali Backcountry Lodge

Extends National Park Footprint into New Geography

PHOENIX--(BUSINESS WIRE)--September 19, 2011--Viad Corp (NYSE:VVI) today announced that it completed the acquisition of Denali Backcountry Lodge, Denali Cabins and related assets, located in and adjacent to Denali National Park and Preserve in Alaska.

Paul B. Dykstra, Viad’s chairman, president and chief executive officer, said, “The acquisition of Denali Backcountry Lodge and Denali Cabins is a strong strategic fit with our growing high-margin Travel & Recreation Group business. It leverages our full-service hospitality operational expertise and expands our national park footprint beyond our existing geographies. The acquired assets form an integrated hospitality growth platform for us in the Alaska market. We remain committed to expanding our hospitality and recreational attractions portfolio in and around national parks in North America, and this transaction represents the third successful execution against those plans this year.”

Denali Backcountry Lodge, the flagship of the operation, is the largest of only three lodges located inside Denali National Park and Preserve. With 42 guest rooms on six acres, the property features full-service accommodations, including dining and recreation facilities. Near the park’s entrance are the Denali Cabins, offering 46 guest cabins on six acres. In addition to overnight accommodations, the lodge operates day trips to its day trip lodge in Kantishna accessed by the scenic park road, a packaged tours sales and marketing program and daily motorcoach service between Anchorage and the park.

Michael Hannan, president of Viad’s Travel & Recreation Group, said, “Denali Backcountry Lodge and Denali Cabins are outstanding properties that provide guests with the opportunity to experience the expansive wilderness in one of the most iconic national parks in the U.S. while sleeping and dining in comfort. This acquisition complements our existing businesses by extending our experiential leisure travel services and rich guest experiences to include a property at the heart of what is a dream destination for many travelers from around the world.”

Denali Backcountry Lodge, Denali Cabins and related assets were acquired by Viad’s wholly owned subsidiary Alaskan Park Properties, Inc., and are part of Viad’s Travel & Recreation Group, which includes Brewster Travel Canada and Glacier Park, Inc.

About Viad

Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, comprised of Global Experience Specialists and affiliates, and its Travel & Recreation Group, comprised of Brewster, Glacier Park, Inc., and Alaskan Park Properties. The Viad Travel & Recreation Group delivers premium travel experiences to the global market. Brewster Travel Canada is a full-service travel company based in the heart of the Canadian Rockies and specializes in travel planning, hospitality, attraction venues and motor coach transportation. Glacier Park, Inc. is an independent hotel operator and concessionaire of Waterton-Glacier International Peace Park, providing lodging accommodations, food and beverage services, retail operations, and tour and transportation services throughout Glacier and Waterton-Lakes National Parks. For more information on Viad and its Travel & Recreation Group, visit the company's Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad’s businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad’s annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

CONTACT:
Viad Corp
Melinda Keels, 602-207-2681
Investor Relations
mkeels@viad.com